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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement (Form S-1) of Ophidian Pharmaceuticals, Inc. for the registration of 172,500 Units, of our report dated October 9, 1997 with respect to the financial statements of Ophidian Pharmaceuticals, Inc. and all references to our firm included in the Registration Statement (Form S-1, No. 333-33219) and related prospectus filed with the Securities and Exchange Commission.

                                          /s/ ERNST & YOUNG LLP
                                          ERNST & YOUNG LLP

Milwaukee, Wisconsin
May 5, 1998